AMENDMENT NO. 1 TO

BUSINESS AGREEMENT

This Amendment, effective as of September 19, 2018 amends the Business Agreement (the “Agreement”) dated August 19, 2014, as amended, by and among American Fidelity Assurance Company (“Insurance Company”), a life insurance company organized under the laws of the State of Oklahoma (on behalf of itself and certain of its separate accounts); American Fidelity Securities, Inc. (the “Distributor”), a corporation organized under the laws of the State of Oklahoma; American Funds Distributors, Inc. (“AFD”), a corporation organized under the laws of the State of California; and Capital Research and Management Company (“CRMC”), a corporation organized under the laws of the State of Delaware.

WHEREAS, Insurance Company, Distributor, AFD, and CRMC desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, Distributor, AFD, and CRMC hereby agree as follows:

1.	Notices. Section 11 of the Agreement is hereby amended by replacing the notice information for Insurance Company and Distributor with the following:

If to Insurance Company and Distributor:

American Fidelity Assurance Company 9000

Cameron Parkway

Oklahoma City, OK 73114

Attention: Christopher Kenney, Senior Vice President & General Counsel

American Fidelity Securities, Inc.

9000 Cameron Parkway

Oklahoma City, OK 73114

Attention: Christopher Kenney, President & COO

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

AMERICAN FIDELTY ASSURANCE COMPANY
For itself and on behalf of the Separate Accounts

By:	/s/ Ronald S. Byrne
Printed Name: Ronald J. Byrne
Title: Senior Vice President

AMERICAN FIDELTY SECURITIES, INC.

By:	/s/ Christopher T. Kenney
Printed Name: Christopher T. Kenney
Title: President

AMERICAN FUNDS DISTIBUTORS, INC.

By:	/s/ Timothy W. McHale
Printed Name: Timothy W. McHale Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Maria Manotok
Printed Name: Maria Manotok
Title: SVP & Senior Counsel